PROSPECTUS
LUMIOX, INC.
16,000,000 Shares of Common Stock
$0.005 per share

Date of Prospectus: March 1, 2016

Prior to this Offering, no public market has existed for the common stock of Lumiox, Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the OTCBB.  To be quoted on the OTCBB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.  Please refer to discussion under "Prospectus Summary" on page 1 and "Risk Factors on page 6 of the highly illiquid nature of investment in our shares.

This is our initial public offering.  We are registering for sale a total of 16,000,000 shares of our common stock on a self-underwritten, "best efforts" basis.  There is no minimum number of shares required to be purchased by each investor.  The shares will be sold on our behalf by our two officers, Michael Paul Jarvie and Pawel Pawluczuk. They will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.005 for the duration of the Offering.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  If 100% of the shares are sold, the Company will receive net proceeds of $80,000.  If 75%, 50% or 25% of the shares are sold the Company will receive net proceeds of $60,000, $40,000, and $20,000, respectively.  There is no guarantee that this Offering will successfully raise enough funds to institute its business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares, as we may be unable to find a market maker to file an application on our behalf.

The shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional ninety (90) days.

Lumiox, Inc. is in the development stage and currently has minimal active business operations.  Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for Lumiox, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

If we receive less than $40,000 in proceeds, potential investors may end up holding shares in a company that does not have sufficient proceeds to begin operations.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

We are considered a "shell company" under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as additional restrictions.  Accordingly, investors should consider our shares to be significantly risky and illiquid investments.  See Risk Factors, beginning on page 6.

Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

Until May 30, 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", "Lumiox" and "Company" are to Lumiox, Inc.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Lumiox, Inc. was incorporated in the State of Nevada on July 18, 2014.  Lumiox is a development stage company that intends to operate an online store of Light Emitting Diode (LED) lighting products initially selling LED flood lights targeting the playground sector where our sole officer and director Mr. Jarvie can incorporate them into his new designs and installations in new playground designs.

The Company owns and will utilize the domain www.lumioxled.com to offer these products and services.
We are in the development stage, have commenced only minimal business operations and have not generated any revenues.  Our auditors issued a "substantial doubt" going concern opinion. Our only assets are our cash and inventory at October 31, 2015, consisting of $1,762 in inventory.

We have incurred $36,816 in expenses since inception of which approximately $34,538 was for professional fees related to our formation, SEC reporting obligations and for this registration statement. Currently we do not have sufficient capital to fund our business development.  Per the Use of Proceeds section, we are attempting to raise $80,000 from this Offering.  However, if we raise $40,000 we estimate this is sufficient to develop the business for the next 12 months.  If we are only able to raise $20,000, from the Offering, then we estimate this will be sufficient for the next 12 months to cover professional fees and minimal business development.  We estimate we need to raise at least $15,000 to cover professional fees and miscellaneous expenses for the 12 months but if we only raise that amount, we would be unable to develop our business in any material way.

Lumiox's business and corporate address is Office 7, Vaynor House 2, Vaynor Road, Milford Haven, Pembrokeshire, UK SA73 2NB.  Our telephone number is 08081782620 and our registered agent for service of process is Robert C. Harris, 564 Wedge Lane, Fernley, NV 89408.  Our fiscal year end is October 31.

We have two officers, one director, and no employees or plans to hire employees in the foreseeable future.  Mr. Jarvie will be devoting 50% of his time, or 20 hours per week to our operations and Mr, Pawluczuk approximately 20% of his time, or 8 hours per week.

We received our initial funding of $25,000 through the sale of common stock to our sole officer and director.  Michael Paul Jarvie purchased 25,000,000 shares of our common stock at $0.001 on October 14, 2014 for $25,000.  Our financial statements from inception (July 18, 2014) through the period ended October 31, 2015, report no revenues and a net loss of $36,816.

This is our initial public offering.  We are registering a total of 16,000,000 shares of our common stock. All of the shares being registered for sale by the Company will be sold at a price per share of $0.005 for the duration of the Offering.

We will be selling the 16,000,000 shares of common stock we are offering as a self-underwritten offering.  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.  This Offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the date of the Prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

We do not believe that the company is a blank check company because the company and its affiliates and promotors have no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

•	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, Lumiox is exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering,

•	the first fiscal year after our annual gross revenues are $1 billion or more,

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered	16,000,000 shares of common stock: This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Director for an additional 90 days

Price per share	All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.005 for the duration of the Offering.

Securities Issued and	25,000,000 shares of common stock are issued and outstanding

Outstanding	before the offering and 41,000,000 shares will be outstanding after the Offering, assuming all shares are sold. However, if only 75%, 50% or 25% of the shares being offered are sold, there will be 37,000,000, 33,000,000 or 29,000,000 shares outstanding, respectively.

Offering Proceeds	$80,000 assuming 100% of the shares being sold. However, if only 75%, 50% or 25% of the shares being offered are sold, the proceeds will be $60,000, $40,000 or $20,000, respectively.

Registration costs	We estimate our total offering registration costs to be $15,100.

Our officers, director, control person and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our sole executive officer and director will own 61% of our common stock.  However, if only 75%, 50% or 25% of the Shares in this Offering are sold, our sole executive officer and director will own 68%, 76% or 86%, respectively.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company

Risks Associated With Lumiox, Inc.:

Our independent auditors have issued an audit opinion for Lumiox, Inc. which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on July 18, 2014, we have not fully developed our proposed business operations and have realized no revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to October 31, 2015, was $36,816 of which approximately $34,538 is for professional fees in connection with this Offering, our formation and our SEC reporting obligations.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

We have incurred $36,816 in expenses since inception of which approximately $34,538 was for professional fees related to our formation, SEC reporting obligations and for this registration statement

•	Completion of this Offering,
•	Our ability to attract customers who will buy our products,
•	Our ability to generate revenue through the sale of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future.  In the event the Company is unable to generate revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought.  However, our sole director has indicated a willingness to loan funds as needed during the start-up phase of our operations to cover any short-fall in funds required to pay for offering costs, filing fees, and correspondence with our shareholders.  However, our sole director has not guaranteed any loans to cover a shortfall in funds should this offering fail.  As a result we do not have an alternate source of funds should we fail to complete this Offering.  If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;
2.   continue to seek alternative and acceptable sources of capital; or
3.   bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

We possess minimal capital, which may severely restrict our ability to develop our services.  If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services.  We feel we require a minimum of $40,000 to provide sufficient capital to continue with operations and development of the business plan.  Our business plan contemplates the development of a website and the purchase of inventory.  Our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our products, implement our business plan or continue operating our business.  Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

If only 25% of the offering is sold we will only have enough funds to allocate $2,000 to the website, $2,500 for inventory and only $500 on advertising and marketing which would seriously hinder the development of our business and the ability to generate revenues.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  Based on raising only 25% or $20,000 we will only be able to allocate $2,000 to website design, $2,500 for inventory and $500 to advertising and marketing with Google Adwords/Pay-per-Click and industry related publications.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

Because both of our officers have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and director have other outside business activities and will only be devoting 50% and 20% of their time to our business our operations may be sporadic and occur at times which are convenient to Mr. Jarvie and Mr. Pawluczuk.  However as the initial target market is in the same industry of Mr. Jarvie's current job, he will be able to utilize his contacts and try to incorporate the Company's product into his playground designs.  In the event he is unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

U.S. investors may not be able to enforce their civil liabilities against our company or certain of our directors, controlling persons and officers.

It may be difficult for U.S. investors to bring and/or effectively enforce suits against our Company outside of the United States.  Our officers and director are not residents of the United States, and all or substantial portions of their assets are located outside of the United States.  As a result, it may be difficult for U.S. holders of our common stock to effect service of process on them within the United States or to make effective recovery in the United States by enforcing any judgments rendered against them.  In addition, if a judgment is obtained in the U.S. courts based on civil liability provisions of the U.S. federal securities laws against us or our director and officers, it may, depending on the jurisdiction, be difficult to enforce the judgment in the non-U.S. courts against us and any of our non-U.S. resident executive officers or directors.  Accordingly, U.S. shareholders may be forced to bring legal proceedings against us and our director and officer under English law and in the English courts in order to enforce any claims that they may have against us or our director and officer.  The enforceability of a U.S. judgment in the United Kingdom will depend on the particular facts of the case, as well as the laws and treaties in effect at the time.  The United States and the United Kingdom do not currently have a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.  Nevertheless, it may be difficult for U.S. shareholders to bring an original action in the English courts to enforce liabilities based on the U.S. federal securities laws against us and any of our non-U.S. resident executive officers or directors.

We are dependent upon our current two officers.

We currently are managed by two officers and we are entirely dependent upon them in order to conduct our operations.  If they should resign or die, there will be no one to run Lumiox, Inc., and the company has no Key Man insurance.  If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our controlling stockholder has significant influence over the Company.

As of October 31, 2015, Michael Paul Jarvie, the Company's Chief Executive Officer and Secretary, owns 80% of the outstanding common stock, which becomes 49% if all of the shares offered, are sold.  As a result, Mr. Jarvie possesses significant influence over our affairs.  His stock ownership and sole directorship, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

One investor holds a controlling interest in our stock. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

One investor, our President, owns a controlling interest in our outstanding common stock on a primary basis.  As a result, he has the ability to control all matters submitted to the stockholders of Lumiox, Inc. for approval (including the election and removal of directors).  A significant change to the composition of our board could lead to a change in management and our business plan. Any such transition could lead to, among other things, a decline in service levels, disruption in our operations and departures of key personnel, which could in turn harm our business.

Minority shareholders of Lumiox, Inc. will be unable to affect the outcome of stockholder voting as long as Mr. Jarvie retains a controlling interest.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only one director, who is our principal executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president's decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.
We will conduct some of our business online.  As such, we are subject to certain online security risks.
Some of our business will be conducted on-line through our website.  Sensitive and private information may be transmitted through our website or through third-parties who process credit card payments.  We would be responsible for certain third parties under the rules and regulations established by the payment networks, such as Visa, MasterCard, Discover and American Express and debit networks. These third parties include merchants and other third-party service providers and agents. We and other third parties collect, process, store and/or transmit sensitive data, such as names, addresses, social security numbers, credit or debit card numbers and expiration dates, driver's license numbers and bank account numbers. We have ultimate liability to the payment networks and our bank sponsors that register us with Visa or MasterCard for our failure or the failure of third parties with whom we may contract to protect this data in accordance with payment network requirements. The loss, destruction or unauthorized modification of merchant or cardholder data by us or our third parties with whom we may contract could result in significant fines, sanctions and proceedings or actions against us by the payment networks, governmental bodies, consumers or others, which could have a material adverse effect on our business, financial condition and results of operations.
Threats may derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. For example, certain of our employees have access to sensitive data that could be used to commit identity theft or fraud. Concerns about security are increased when we transmit information electronically because such transmissions can be subject to attack, interception or loss. Also, computer viruses can be distributed and spread rapidly over the Internet and could infiltrate our systems or those of third parties. Denial of service or other attacks could be launched against us for a variety of purposes, including interfering with our services or to create a diversion for other malicious activities. These types of actions and attacks and others could disrupt our delivery of services or make them unavailable. Any such actions or attacks against us or third parties could hurt our reputation, force us to incur significant expenses in remediating the resulting impacts, expose us to uninsured liability, result in the loss of our bank sponsors or our ability to participate in the payment networks, subject us to lawsuits, fines or sanctions, distract our management or increase our costs of doing business.

We and third parties with whom we may contract could be subject to breaches of security by hackers. Our encryption of data and other protective measures may not prevent unauthorized access to or use of sensitive data. A breach of a system may subject us to material losses or liability, including payment network fines, assessments and claims for unauthorized purchases with misappropriated credit, debit or card information, impersonation or other similar fraud claims. A misuse of such data or a cybersecurity breach could harm our reputation and deter merchants from using electronic payments generally and our services specifically, thus reducing our revenue. In addition, any such misuse or breach could cause us to incur costs to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits, result in the imposition of material penalties and fines under state and federal laws or by the payment networks. A significant cybersecurity breach of our systems or communications could result in payment networks prohibiting us from processing transactions on their networks or the loss of bank sponsors that facilitate our participation in the payment networks, either of which could materially impede our ability to conduct business.
We cannot guarantee that any measures we take to protect ourselves and our clients will prevent the unauthorized use, modification, destruction or disclosure of data or allow us to seek reimbursement from the contracted party. Any unauthorized use, modification, destruction or disclosure of data could result in protracted and costly litigation, which could have a material adverse effect on our business, financial condition and results of operations.
Any significant unauthorized disclosure of sensitive data entrusted to us would cause significant damage to our reputation, and impair our ability to attract new integrated technology and referral partners, and may cause parties with whom we already have such agreements to terminate them.
Risks Associated With This Offering

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officer, director and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission, such as annual reports on form 10K, quarterly reports on form 10Q and Current Reports on Form 8-K, including a Form 10-K for the year ended October 31, 2015, assuming this registration statement is declared effective before that date. At or prior to October 31, 2015, we intend to voluntarily to file a registration statement on Form 8-A, which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officer, director and 5% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 2,000 shareholders or 500 unaccredited shareholders and total assets of more than $10 million on October 31, 2016. If we do not file a registration statement on Form 8-A at or prior to October 31, 2016, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officer, director and 5% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a "best-efforts" basis, that is, we intend to sell them through our two officers and director, who will use their best efforts to sell the shares to the public.  They will receive no commissions.  They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares.  Unless they are successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

If Our Registration Statement Is Declared Effective, We Will Be Subject To Reporting Requirements And We Currently Do Not Have Sufficient Capital To Maintain This Reporting Status With The SEC.

If our registration statement is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

Additionally, failure to comply with Section 15(d) reporting obligations may give rise to liability, including liabilities under Section 10(b) and Rule 10b-5 of the Exchange Act.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement, and, as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received, and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company's use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company's business strategy and accomplish the Company's objectives. Accordingly, the Company's business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Lumiox, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an "emerging growth company" under the JOBS Act Of2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company," and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company" , we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies", including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $15,100 cost of this Registration Statement to be paid from our cash on hand.  Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $15,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.
Mr. Jarvie, One Of Our Officers and Our Sole Director Currently Own 80% Of The Issued And Outstanding Stock And Will Continue to Control at least 49% Of The Company`s Issued And Outstanding Common Stock After This Offering assuming all the shares being offered by the Company are sold.

Presently, the Company's sole Officer and Director beneficially owns 20,000,000 (80%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by Lumiox, Inc. Shareholders, including the election of directors.  Because there is no minimum amount required to be raised under this Offering, there is no guarantee that our current Shareholder, Officer and Director will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering.  Even if our current Officer and Director does own less than a majority of our issued and outstanding shares of common stock following this Offering, he may still remain the single largest beneficial owner of our issued and outstanding shares of common stock.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Mr. Jarvie will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of his share ownership in our Company, our director will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  His interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our future results may vary significantly in the future which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a "Shell Company."

Pursuant to Rule 144 of the Securities Act of 1933, as amended ("Rule 144"), a "shell company" is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, because we have nominal assets, we are considered a "shell company."  The Company's shell company status results in the following consequences: (i) the Company is ineligible to file a registration of securities using Form S-8; and (ii) pursuant to Rule 144, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a "shell company" and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date "Form 10 information" (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC) has been filed with the Commission reflecting the Company's status as a non-"shell company."  Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a "shell company" and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a "shell company" could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company's stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this offering. If we have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

USE OF PROCEEDS

The following table details the Company's intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that $80,000 (100%), $60,000 (75%), $40,000 (50%), or $20,000 (25%) of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	100%	75%	50%	25%
Professional Fees	$15,000	$15,000	$15,000	$15,000
Website Design	5,000	5,000	5,000	2,000
Inventory	10,000	10,000	10,000	2,500
Advertising and Marketing	25,000	25,000	9,000	500
Office and Miscellaneous Expenses	1,000	1,000	1,000	-
Working Capital	24,000	4,000	-	-
Total	$80,000	$60,000	$40,000	$20,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees and regulatory filing fees that will be incurred by the company after our offering is effective.  These are different from our offering expenses as our offering expenses relate to the expenses incurred for our offering to become effective.

Website Design and Development: Pertains to the payments that will be made to design and develop our website.

Inventory:  Pertains to the cost of LED Lighting products inventory.

Advertising and Marketing: Pertains to the cost of advertising and marketing our products.

Office and Miscellaneous Expenses: These are the costs of operating our office including telephone services, mail, stationary, office supplies, bank service fees and charges, and other miscellaneous expenses.

Working Capital: Pertains to the funds allocated to general working capital.  These funds have not yet been allocated and will be used for any unanticipated under budgeting.

There is no assurance that we will be able to raise the entire $80,000 with this Offering.  Therefore, the following details how we will use the proceeds if we raise only 75%, 50% or 25% of this Offering:

If only 75% of this Offering is sold, Lumiox estimates that this would provide sufficient capital to allocate the full amounts to professional fees, website design, product inventory, office expenses and advertising and marketing.

If only 50% of this Offering is sold, Lumiox estimates that this would provide sufficient capital to continue with operations and further development of the business plan, but we would only be able to spend $9,000 to spend on advertising and marketing our services. Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing. We estimate that we would be able to operate our business for the next 12 months even if we are unable to generate sufficient revenues to sustain our business.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  Based on raising only 25% or $20,000, we will allocate only $2,000 to the development of our website with limited functionality, only $2,500 for product inventory and only $500 for advertising and marketing.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

Please refer to Plan of Operations for a discussion of the importance of each category of Use of Proceeds in the development of our business.

If we do not raise sufficient funds to cover professional fees, estimated to be $15,000 for the first 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTC quotation.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $80,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of October, 2015, the net tangible book value of our shares of common stock was approximately ($10,632) or approximately ($0.0004) per share based upon 25,000,000 shares outstanding.

	100% (16,000,000 Shares)	75% (12,000,000 Shares)	50% (8,000,000 Shares)	25% (4,000,000 Shares)
Capital contribution of officers, directors, promoters and affiliated persons prior to offering ($)	25,000	25,000	25,000	25,000
Public contribution of purchasers in this offering ($)	80,000	60,000	40,000	20,000
Net Tangible Book Value Per Share Prior to Stock Sale ($)	(0.0004)	(0.0004)	(0.0004)	(0.0004)
Net Tangible Book Value Per Share After Stock Sale ($)	0.0017	0.0013	0.0009	0.0003
Increase in net book value per share due to stock sale to purchasing shareholders ($)	0.0021	0.0017	0.0013	0.0007
Dilution (subscription price of $0.005 less NBV per share) to purchasing shareholders ($)	(0.0033)	(0.0037)	(0.0041)	(0.0047)

SELLING SECURITY HOLDERS

Not applicable.  We do not have any selling security holders.

PLAN OF DISTRIBUTION

Shares offered by the Company will be sold by Mr. Jarvie, our officer and director, and Mr. Pawluczuk, our officer.

The Company, and its management, will comply with Regulation M.  Management will not bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. Neither the Company nor its management will purchase shares in the secondary market, nor will management attempt to manipulate or affect the price of shares, by way of stabilizing bids or otherwise.  Rule 102(b)(5) of Regulation M exempts offers to sell the underlying securities, which will be the only activity of management or the issuer.

This is a self-underwritten ("best-efforts") Offering.  This Prospectus is part of a prospectus that permits Mr. Jarvie and Mr. Pawluczuk to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Mr. Jarvie and Mr. Pawluczuk will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officers and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Jarvie and Mr. Pawluczuk will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

a.	Mr. Jarvie and Mr. Pawluczuk are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.	Mr. Jarvie and Mr. Pawluczuk will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Mr. Jarvie and Mr. Pawluczuk are not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.
Mr. Jarvie and Mr. Pawluczuk meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated persons of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.005 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

Mr. Jarvie and Mr. Pawluczuk will offer and sell the shares in this offering to friends, family members and business acquaintances.  The only materials that Mr. Jarvie and Mr. Pawluczuk will use to solicit investors will be the prospectus once it is declared effective.

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 16,000,000 shares of common stock we are offering as a self-underwritten Offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check, money order, wire transfer or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to "Lumiox, Inc.".

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED
Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.
Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  Reference is made to the Company's Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this Offering is completed (assuming the entire 16,000,000 shares are sold), the present stockholder will own 61% of our outstanding shares and the purchasers in this Offering will own 39%.  If 75%, 50% or 25% (12,000,000, 8,000,000 or 4,000,000) shares are sold, the present stockholder will own 68%, 76% or 86% of our outstanding shares, respectively and the purchasers in this Offering will own 32%, 24% or 14%, respectively.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (July 18, 2014) through October 31, 2014 as well as the year ended October 31, 2015, are included in this prospectus.  Gillespie & Associates, PLLC, 10544 Alton Ave NE, Seattle, WA 98125, has audited our October 31, 2014 and October 31, 2015 financial statements.  We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Chiang Law Office, 101A Clay Street, Unit 286, San Francisco, CA 94111 has provided an opinion upon the validity of the common stock offered hereby.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

Lumiox, Inc. was incorporated in the State of Nevada on July 18, 2014, and our fiscal year end is October 31.  The company's address is, Office 7, Vaynor House 2, Vaynor Road, Milford Haven, Prembrokeshire, UK SA73 2NB.  Our telephone number is 08081782620.

Lumiox, Inc. has no revenues, and has only limited cash on hand.  We have sustained losses since inception and have relied solely upon the sale of our securities for funding.  Lumiox has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  Lumiox, Inc., its director, officers, affiliates and promoters have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets
Lumiox is a development stage company that intends to operate an online store of Light Emitting Diode (LED) Lighting Products initially selling LED flood lights complete with metal housing targeting the playground sector, where our sole officer and director Mr. Jarvie can incorporate the lighting into his new designs and installations in new playground designs developed by others.

The main product we will use to target the above market will be the following:

•	200W LED Flood Light complete with metal housing

Retail prices of LED flood lights vary in pricing by several $100s, depending on the brand of LED used, and quality of the product.  Our lights use high quality LED's and will be priced at approximately $500 USD.

LED lights are made from a type of solid material called a semiconductor. When electricity is passed through this semiconductor the electrons (tiny subatomic particles) become excited and start zipping around. When this occurs they release energy in the form of light which illuminates the surrounding environment. When it comes to outdoor LED lights, the lights are housed in a weather proofed fitting if plugged into a main electrical supply.

The main disadvantage of LED's are as follows:

1.	LEDs are currently more expensive, price per lumen, on an initial capital cost basis than more conventional lighting technologies. However, when considering the total cost of ownership (including energy and maintenance costs), LEDs surpass conventional technology on a long term basis.

"The advantages of using LED's are as follows:

1.	Longevity

LED flood lights are very long lasting. As compared to standard bulbs, LEDs are known for their durability and long life. In an average, these bulbs last for up to 10 times longer than incandescent, halogen or fluorescent lights. Once you install an LED flood light, you do not have to worry about replacement for a very long time. These lights also do not die abruptly when they near the end of their lifespan. They dim gradually; giving you ample warning that it is time to replace the bulb. Overall, LED flood lights result in significant savings and reduced loans for business people running warehouses or managing stadiums.

2.	Energy Friendly

LED flood lights eliminate the need for frequent bulb replacements. This contributes to the reduction of hazardous waste. They also consume very little electricity. You can save as much as 80% on electricity costs by using an LED flood light. Overall, this is a highly energy-friendly alternative.

3.	Less Heat Emission

One of the major problems with standard light bulbs is that a vast amount of the supplied energy is converted to heat. This heat in then wasted, because it dissipates in the surrounding air. LED flood lights do not emanate heat and conserve the maximum amount of electricity. Because they do not contribute to a rise in temperature, these lights are ideal for use in cold storage warehouses.

4.	Low Maintenance and Replacement Costs

LED flood lights are tough, durable and long lasting. This saves the user a considerable amount of money, time and effort. The bulbs are encased in tough, unbreakable coverings, making them impervious to breakage.

5.	High on Safety

LED flood lights are one of the safest lighting options. One of the reasons is the absence of heat emanation, which reduces the risk of electric and fire accidents. Another reason is the absence of fragile filament. This filament, which is used in other lights to provide the cover, is easily breakable.

6.	Produce Bright White Light

The white beam of light produced by LED flood lights is very much similar to daylight. This makes it very easy to see and retrieve items. When used in stadiums, it makes the spectators feel as though it is day time.

7.	Unaffected by Weather and Temperature Changes

LED flood lights are impervious to temperature fluctuations and environmental conditions. Unlike some other lights, LEDs remain stable and functional even in freezing conditions. This makes them all the more ideal for cold warehouses and storage areas.

8.	Free of Mercury, Lead and Carbon Emissions

Mercury and lead are not used in the production of LED flood lights. These lights do not give out any harmful emissions such as carbon. As a result, they are much more friendly to the environment and also to the health of people nearby."1

We feel that the energy savings, longevity, environmental issues and maintenance savings make LED flood lighting ideal for outdoor playground application over other types of lighting.

1 http://www.doityourself.com/stry/8-advantages-of-using-an-led-flood-light#b

Lumiox, Inc. plans to develop a website using its domain www.lumioxled.com  that will showcase its LED lighting products and customers will able to purchase them directly from the website.  The website will offer secure registration, login details for each account holder, and automated email notification.  PayPal will be the payment gateway.  Once an order has been received it will shipped to the customer.

The Company will initially source its customers in the European Union (EU) due to the fact that Mr. Jarvie's contacts in the playground design and construction industry are in the EU.

"According to a new market report published by Transparency Market Research, "Industrial and Commercial LED Lighting (Industrial, Commercial, Architectural, and Outdoor) Market - Global Industry Analysis, Size, Share, Growth, Trends, and Forecast, 2013 - 2019," the global industrial and commercial LED lighting market was worth USD 12,927.9 million in 2012 and is expected to reach USD 86,087.9 million by 2019, growing at a CAGR of 30.8% from 2013 to 2019. Europe was the largest market for industrial and commercial LED lighting market in 2012. Growth in this region is primarily driven by government initiatives and projects for LED lighting deployment. In addition, ban on incandescent bulbs across the different countries is expected to drive the market in near future.

Geographically Europe was the largest segment and accounted for 33.1% in 2012 owing to increase in investment by government in efficient lighting technologies. In addition, countries such as Russia, Germany, Denmark and the U.K. are focusing on deployment of efficient lighting to improve lighting quality and to lower overall operational cost, which will further increase the demand for LED lighting products and solutions."2

On January 10, 2015 we entered into an agreement with Rayborn Lighting Co., Limited to supply our LED products (see exhibit 10.1) We have not entered into any other agreements with any other vendors.

Plan of Operations

Once we have completed our current offering we will design and develop our website.  We expect to complete the design and development of our website in 2 months after completion of our offering.  Concurrently, while developing our website we will purchase initial inventory.   To design and develop our website with an ecommerce portal, we will require $5,000.  We will use $1,000 to purchase inventory samples and then up to an additional $9,000 to purchase our initial inventory.

In months 3 and 4 following completion of our offering we will require $9,000 to $25,000 depending on how much is raised to be allocated to our advertising and marketing budget which will be used to set up our online social media avenues of; Facebook, LinkedIn, Twitter, Google Adwords/pay-per-click campaigns targeting people searching for our products, as well as an SEO effort for blogging, and link-building.  Mr. Jarvie will also use his industry contacts and past and current customers at his current Company to solicit orders from.

As per our use of proceeds section on page 17 we feel we will need to spend $15,000 on professional fees if we raise 100%, 75%, 50%, or 25% of the proceeds  from our offering as we will need to cover ongoing regulatory reporting requirements.

If we raise 100%, 75%, or 50% of the proceeds from our offering we feel that in order to have a fully functional website with an ecommerce portal and written to utilize all of the key words required to maximize the social media platforms that $5,000 will be required in order to generate customers to visit our website.  If we are only able to raise 25% of the proceeds from our offering  we will only be able to allocate $2,000 to our website which will limit the scope of the website and our ability to attract as many visitors.

If we raise 100%, 75%, or 50% of the proceeds from our offering we feel that in order to have sufficient inventory on hand to fulfill orders without timely delays that $10,000 in inventory will be required.  If we are only able to raise 25% of the proceeds from our offering  we will only be able to allocate $2,500 to inventory which we feel will hinder out ability to deliver products to our customers in a timely manner.

If we raise 100% or 75% of the proceeds from our offering we would allocate $25,000 to advertising and marketing of our products and to spend on google adwords campaign to attract visitors to our website.  If we raise only 50% of the proceeds we will allocate $9,000 to advertising and marketing and if we raise only 25% of the proceeds from our offering we will only be able to allocate $500 which we feel would hinder our ability to attract visitors to our website and to market our products effectively.

2 http://www.marketwatch.com/story/industrial-and-commercial-led-lighting-market-industrial-commercial-architectural-and-outdoor-is-expected-to-reach-usd-860879-million-globally-in-2019-transparency-market-research-2014-04-28-102032431

We feel $40,000 is the minimum required to develop our business although there are no guarantees about how much we will raise and in what time frame.

We expect to contract out the development of our website and our social media marketing and advertising initiatives.  We will hire an independent contractor to design and develop the website and we will hire another independent contractor to market and advertise our website and products.  There will be no long-term agreement or contract with the independent contractors to maintain or manage the website or for our marketing and advertising initiatives. Because there will be no long-term agreement with independent contractors to maintain and troubleshoot issues that may arise with the website, the sole officer may not be able to resolve any potential problems, which could negatively affect the business. As such, we expect to generate revenues in the last six months of the first year following completion of the Offering.

Status of Publicly Announced New Products or Services

Lumiox currently have no new publicly announced products or services other than the product it expects to sell on its website.

Competitive Business Conditions and Strategy; Lumiox, Inc.'s Position in the Industry

Barrier to entry in the industry is extremely low and there are many competitors.  Lumiox intends to establish itself as a competitive company in the online sales of LED lighting products.  Lumiox's main competitors will be firms offering similar products and include, but are not limited to the following: Right Light (http://www.right-light.co.uk/) and Light Rabbit Limited (www.lightrabbit.co.uk).

As a new company compared to some of our competitors, they may have greater financial and marketing resources than do we and they may have a greater advantage to negotiate better discounts as they have been around longer. There are no assurances that our efforts to compete in the marketplace will be successful.  Although LED lighting has a higher initial cost than traditional lighting, the difference in cost differential is closing,  as LED's are becoming more advanced.  Our goal is to educate our customers on the long term benefits and cost reductions of LED lighting over traditional lighting.  We feel that if we sell products that use high quality LED's and can educate our customers on the longer term benefits of LED's we should be able to sell our products at a reasonable sales price to achieve a sufficient gross profit, net income, and cash from operations to sustain our business.  However there are no guarantees that we will be able to achieve this result.

Talent Sources and Names of Principal Suppliers

Lumiox has hired an independent contractor to design and develop our website but there is no contract or agreement in place.  We will also hire an independent contractor to do our marketing and advertising of our website but have not yet selected a service provider.  On January 10, 2015 we entered into an agreement with Rayborn Lighting Co., Limited to supply our LED products (see exhibit 10.1) We have not entered into any other agreements with any other vendors.

Dependence on one or a few major Customers

Lumiox, Inc. will be dependent on the website, social media, Google Adwords and contacts of Mr. Jarvie in the playground design and construction industry to source potential customers.  Currently we have not yet acquired any customers since our website is not yet fully developed and operational and we have yet to begin any advertising and marketing.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent, trademark, or product license. We have not entered into any agreements of contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

We are not aware of any governmental regulations which would currently be material to our operations.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

Number of Employees

Lumiox, Inc. has no employees.  The sole officer and director is donating his time to the development of the company, and intends to do whatever work is necessary in order to bring us to the point of earning revenues.  We estimate that he will be able to complete his required work and complete whatever work is necessary by spending 20 hours per week without lending the Company additional funds.  If this is not the case and additional time and funds will be require then he is willing to commit additional time funds although he has no commitment or contractual obligation to do so.  We have no other employees, and do not foresee hiring any additional employees in the near future.  We will be engaging independent contractors to design and develop our website and manage our internet marketing efforts.

Reports to Security Holders

We will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q, as required by Section 15(d).

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports and other electronic information regarding Lumiox, Inc. and filed with the SEC at http://www.sec.gov.

SHELL COMPANY STATUS

Rule 405 of the Securities Act defines the term "shell company" as a registrant, other than an asset-backed issuer, that has:
(1)	No or nominal operations; and
(2)	Either:
i.	No or nominal assets;
ii.	Assets consisting solely of cash and cash equivalents; or
iii.	Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant's assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant's balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.  The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined under Rule 405.

The Company's shell company status results in the following consequences:

•	The Company is ineligible to file a registration of securities using Form S-8; and
•	Rule 144 is unavailable for transfers of our securities until we have ceased to be a shell company, are subject to the reporting requirements of the Exchange Act; we have filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

DESCRIPTION OF PROPERTY

We do not own interests in any real property. Our sole director and officer will work out of the office in Milford Haven, Pembrokeshire, UK.  This location currently serves as our primary office for planning and implementing our business plan and is being provided at no charge to the Company. This space is currently sufficient for our purposes, and we expect it to be sufficient for the foreseeable future.

Lumiox, Inc. does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.  We may be unable to find a market maker to file our application.
All of the 25,000,000 shares of common stock outstanding as of October 20, 2015 were owned by Mr. Jarvie and Mr. Pawluczuk and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have two (2) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company's Board of Director currently plans to retain earnings for the development and expansion of the Company's business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Director of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Director may deem relevant.

Rule 144 Shares

All 25,000,000 of the presently outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period, provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Our sole officer and director own 25,000,000 restricted shares, or 100% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.  Mr. Jarvie will be unable to resell his shares pursuant to Rule 144 until conditions of Rule 144(i) are met.

Rule 144(i) is not available for either a reporting or non-reporting shell company unless the company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.  Rule 144 is unavailable for resales until the identified conditions of Rule 144(i) are met.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements under Section 15(d) and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

FINANCIAL STATEMENTS

GILLESPIE & ASSOCIATES, PLLC
CERTIFIED PUBLIC ACCOUNTANTS
10544 ALTON AVE NE
SEATTLE, WA  98125
206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lumiox, Inc.

We have audited the accompanying balance sheets of Lumiox, Inc. as of October 31, 2015 and 2014 and the related statements of operations, stockholders’ equity and cash flows for the periods ended October 31, 2015 and from July 18, 2014 (inception) through October 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, subject to the following paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of Lumiox, Inc. as of October 31, 2015 and 2014 and the results of its operations and cash flows for the period ended October 31, 2015 and from July 18, 2014 (inception) through October 31, 2014 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ GILLESPIE & ASSOCIATES, PLLC

Seattle, Washington
December 15, 2015

Lumiox, Inc.
Balance Sheets

	October 31, 2015	October 31, 2014

ASSETS
Current Assets
Cash and cash equivalents	$-	$15,483
Inventory	1,762	-
TOTAL ASSETS	$1,762	$15,483

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$13,256	$-
Due to related party	322	322
TOTAL LIABILITIES	13,578	322

STOCKHOLDER'S EQUITY (DEFICIT)
Common stock, par value $0.001, 75,000,000 shares authorized,
25,000,000 shares issued and outstanding	25,000	25,000
Accumulated deficit	(36,816)	(9,839)
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)	(11,816)	15,161

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)	$1,762	$15,483

The accompanying notes are an integral part of these financial statements.

Lumiox, Inc.
Statements of Operations

		July 18, 2014
	Year Ended	(Inception) to
	October 31, 2015	October 31, 2014

REVENUES	$-	$-

OPERATING EXPENSES
General and administrative	1,439	839
Professional fees	25,538	9,000
Total Operating Expenses	26,977	9,839
NET LOSS BEFORE INCOME TAX	(26,977)	(9,839)
Provision for income taxes	-	-
NET LOSS	$(26,977)	$(9,839)

Basic and Diluted Net Loss per Common Share	$(0.00)	(0.00)
Basic and Diluted Weighted Average Common Shares Outstanding	25,000,000	18,632,075

The accompanying notes are an integral part of these financial statements.

Lumiox, Inc.
Statements of Stockholder's Equity

				Total
	Common Stock		Accumulated	Stockholder's
	Number of Shares	Amount	Deficit	Equity (Deficit)

Balance - July 18, 2014 (Inception)	-	$-	$-	$-
Common shares issued for cash	25,000,000	25,000	-	25,000
Net loss	-	-	(9,839)	(9,839)
Balance - October 31, 2014	25,000,000	25,000	(9,839)	15,161
Net loss	-	-	(26,977)	(26,977)
Balance - October 31, 2015	25,000,000	$25,000	$(36,816)	$(11,816)

The accompanying notes are an integral part of these financial statements.

Lumiox, Inc.
Statements of Cash Flows

		July 18, 2014
	Year Ended	(Inception) to
	October 31, 2015	October 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(26,977)	$(9,839)
Adjustment to reconcile net loss to net cash provided by operations:
Changes in operating assets and liabilities:
Inventory	(1,762)	-
Accounts payable and accrued liabilities	13,256	-
Net cash used in operating activities	(15,483)	(9,839)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans from related party	-	322
Proceed from issuance of common stock	-	25,000
Net cash provided by financing activities	-	25,322

Net increase (decrease) in cash and cash equivalents	(15,483)	15,483
Cash and cash equivalents - beginning of period	15,483	-
Cash and cash equivalents - end of period	$-	$15,483

Supplemental Cash Flow:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

LUMIOX, INC.
Notes to the Audited Financial Statements
October 31, 2015

NOTE 1 -     ORGANIZATION AND DESCRIPTION OF BUSINESS

LUMIOX, INC. (the “Company”) is a Nevada corporation incorporated on July 18, 2014. It is based in Fernley, NV, USA, and the Company’s fiscal year end is October 31.

The Company intends to engage in the business of online light-lighting-distribution and Wholesale. To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States and presented in US dollars.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $nil and $15,483 cash as at October 31, 2015 and 2014, respectively.

Inventories

Inventories are stated at the lower of cost or market. Cost is computed using weighted average cost, which approximates actual cost, on a first-in, first-out basis.  Inventories on hand are evaluated on an on-going basis to determine if any items are obsolete or in excess of future needs. Items determined to be obsolete are reserved for. The Company provides for the possible inability to sell its inventories by providing an excess inventory reserve. As at October 31, 2015 and October 31, 2014, the Company had $1,762 and $0 inventory, respectively and the Company determined that no reserve was required.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures”,  which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist of Cash and cash equivalents and amounts due to related party. The fair value of the Company's financial instruments approximates their carrying value due to the short maturity of these instruments.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of October 31, 2015.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 -  GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. During the period ended October 31, 2015, the Company earned no revenues and had a net loss from operations of $26,977. At October 31, 2015, the Company had working capital deficiency of $11,816 and an accumulated deficit of $36,816.The Company has not established an ongoing source of revenues sufficient to cover its operating cost, and requires additional capital to commence its operating plan. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 -   EQUITY

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Shares

On August 14, 2014, the company issued 25,000,000 shares to an officer and director at $0.001 per for $25,000 cash.

As at October 31, 2015 and 2014, the Company had 25,000,000 shares issued and outstanding.

NOTE 5 -   RELATED PARTY TRANSACTIONS

On August 14, 2014, the company issued 25,000,000 shares to an officer and director at $0.001 per for $25,000 cash.

On September 25, 2015, Michael Paul Jarvie sold 5,000,000 shares to Pawel Pawluczuk in private transaction for the sum of $5,000, secured by a promissory note that is due on September 25, 2020, and which carries interest at 5% per annum.  The sale was exempt under Sections 4(1) and 4(2) of the Securities Act of 1933, since it was a result of a private transaction.

As at October 31, 2015 and 2014, the Company was obligated to an officer and director, for an unsecured, non-interest bearing demand loan with a balance of $322.

NOTE 6 -   PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.  ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. It also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company is subject to taxation in the United States and certain state jurisdictions.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

	Year Ended	Year Ended
	October 31, 2015	October 31, 2014
Income tax expense at statutory rate	$(9,172)	$(3,345)
Valuation allowance	9,172	3,345
Income tax expense	$-	$-

Net deferred tax assets consist of the following components as of:

	October 31, 2015	October 31, 2014
NOL Carryover	$12,517	$3,345
Valuation allowance	(12,517)	(3,345)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $36,816, which expire commencing in fiscal 2032, for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

NOTE 7 -   COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies as of October 31, 2015.

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 -   SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on our evaluation no material events have occurred that require disclosure.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Lumiox, Inc.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis) unless the SEC determines that the application of such additional requirements is necessary or appropriate in the public interest, after considering protection of investors, and whether the action will promote efficiency, competition and capital formation;

•	submit certain executive compensate on matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

We have generated no revenues since inception and have an accumulated deficit of $36,816 and net loss of $26,977 through October 31, 2015, which were comprised of professional fees of $25,538 and general and administrative costs of $1,439.

The following table provides selected financial data about our company for the year ended October 31, 2015 and 2014.

	October 31, 2015	October 31, 2014
Current Assets	$1,762	$15,483
Current Liabilities	$13,578	$322
Working Capital (Deficiency)	$(11,816)	$15,161

The following summary of our results of operations, should be read in conjunction with our financial statements, as included in this Form 10-K.

	Year Ended October 31, 2015	Period from July 18, 2014 (Inception) to October 31, 2014
Total expenses	$26,977	$9,839
Operating revenue	$-	$-
Net loss	$(26,977)	$(9,839)
Net loss per common share: Basic and Diluted	$(0.00)	$(0.00)
Weighted average number of common shares outstanding: Basic and diluted	$25,000,000	$18,632,075
Cash dividends declared per common share	$-	$-
Inventory	$1,762	$-
Long-term debt	$-	$-
Stockholder's equity (Deficiency)	$(11,816)	$15,161

Revenue

We have generated no revenues since July 18, 2014 (inception).

Expenses

We have a net loss of $26,977 during the year ended October 31, 2015 and a net loss of $9,839 during the period from July 18, 2014 (inception) to October 31, 2014.

Operating expenses for the year ended October 31, 2015 increased by $17,138 from $9,839 for the period from July 18, 2014 (inception) to October 31, 2014.  Operating expenses were comprised of professional fees of $25,538 and general and administrative costs of $1,439 for the year ended October 31, 2015, compared to professional fees of $9,000 and general and administrative costs of $839 for the period ended October 31, 2014.

Our professional fees increased in 2015 due to increased fees related to our offering and regulatory reporting and our general and administrative fees increased due to spending on our website and increased office expenses as compared to 2014.

Liquidity and Financial Condition

Currently we do not have sufficient funds for any of our business development over the next 12 months.

Working Capital
	October 31, 2015	October 31, 2014
Current Assets	$1,762	$15,483
Current Liabilities	$13,578	$322
Working Capital (Deficiency)	$(11,816)	$15,161

Cash Flows

	Year Ended October 31, 2015	Period July 18, 2014 (inception) to August 31, 2014
Cash used in operating activities	$(15,483)	$(9,839)
Cash used in investing activities	$-	$-
Cash provided by financing activities	$-	$25,322
Cash and cash equivalents on hand	$-	$15,483

Cash Flow from Operating Activities

During the year ended October 31, 2015, our company used $15,483 in cash from operating activities compared to the use of $9,839 of cash for operating activities during the period ended October 31, 2014.

Cash Flow from Investing Activities

From inception through to October 31, 2015, we did not have any cash flows from investing activities.

Cash Flow from Financing Activities

During the year ended October 31, 2015, our company received $nil, compared to $25,000 cash received from the Company's officer and director for purchase of common shares and $322 for a shareholder loan for a total of $25,322 for the period ended October 31, 2014.

We had no material commitments for capital expenditures as at October 31, 2015 and 2014.

We have no known demands or commitments, and we are not aware of any events or uncertainties as at October 31, 2015 that will result in or that is reasonably likely to materially increase or decrease our current liquidity.

Going Concern

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses.  This is because we have generated limited revenues and have limited operating history. There are no assurances that we will be able to obtain additional financing through either private placements, and/or bank financing or other loans necessary to support our working capital requirements.  To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital.  No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us.

Liquidity and Capital Resources

To meet our need for cash we plan to raise funds from our Offering. On May 4, 2015, the Company's Registration Statement on Form S-1 was declared effective, which the Company is seeking to raise $80,000 under the Offering.  The Company has not yet sold any shares under its current offering. To date we have not developed our business and principal plan of operations and thus our expenses have been primarily for professional fees related to our registration statement and ongoing regulatory expenses.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have not generated revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in inventory, supplies and services.

At present, we only have enough cash on hand to cover the completion of our Offering.

During the first year of operations, our officers and director will provide their labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months.  There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States and presented in US dollars.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had no cash as at October 31, 2015.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures",  which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist of Cash and cash equivalents and amounts due to related party. The fair value of the Company's financial instruments approximates their carrying value due to the short maturity of these instruments.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605,"Revenue Recognition." No revenue has been recognized since inception. However, the Company will recognize revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Start-Up Costs

In accordance with ASC 720, "Start-up Costs", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees."  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ending October 31, 2015.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as of October 31, 2015.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of October 31, 2015.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the "Board") to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and director is set forth below:

Name and Address	Age	Position(s)
Michael Paul Jarvie	30	President, Chief Executive Officer (CEO),
Office 7, Vaynor House 2, Vaynor Road		Chief Financial Officer (CFO), and Director
Milford Haven, Pembrokeshire, UK SA73 2NB

Pawel Pawluczuk	28	Secretary and Treasurer
Office 7, Vaynor House 2, Vaynor Road
Milford Haven, Pembrokeshire, UK SA73 2NB

Michael Paul Jarvie has held the position of Director, president, CEO and CFO, since July 18, 2014.  He was also our secretary and treasurer from July 18, 2014 until September 25, 2015.  Mr. Pawluczuk was appointed as our secretary and treasurer on September 25, 2015. The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.  The officers and director set forth herein is our only officers, director, promoter and control person, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Michael Paul Jarvie, the President and Director of the Company, currently devotes up to 20 hours per week to Company matters.  After receiving funding per our business plan, Mr. Jarvie will continue to devote up to 50% of his time (20 hours per week) to manage the affairs of the Company. Mr. Pawluczuk devotes approximately 8 hours per week to Company matters.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officer and Director

Michael Paul Jarvie

Michael Paul Jarvie is the President, CFO, Secretary, Treasurer and Member of the Board of Directors for Lumiox, Inc.  From 2008 to present Mr. Jarvie holds the position of Project Coordinator at IQ Playgrounds.  IQ Playgrounds works with schools to design and install new playground designs.  His duties include but are not limited to project coordination and site surveys with prospective clients to discuss project requirements and budgets.

Mr. Michael Paul Jarvie attended Manchester Metropolitan University from 2002 – 2005 and received a Geography BSc.  In 2005 – 2006 he also attended Manchester Metropolitan University and obtained a Post Graduate Diploma in Environmental Management and Sustainable Development.
Pawel Pawluczuk

Since 2010, Mr. Pawluczuk has been the regional sales manager for Intersport, a chain of sporting goods stores throughout Europe. His duties at Intersport include overseeing a team of sales people, establishing sales programs and new product education seminars, and representing the interests of the regional sales force at national meetings. Since 2009, Mr. Pawluczuk has also been working to complete a law degree. Mr. Pawluczuk was appointed as our treasurer and secretary due to his legal training and business acumen.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

1.	any individual serving as Lumiox, Inc.'s principal executive officer or acting in a similar capacity during the period ("PEO"), regardless of compensation level;
2.	Lumiox, Inc.'s two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and
3.	up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Lumiox, Inc. at the end of the period.

who we will collectively refer to as the named executive officers of the Company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than the principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Paul Jarvie, President, CEO, and CFO	2015 2014	- -	- -	- -	- -	- -	- -	- -	- -
Pawel Pawluczuk, Secretary and Treasurer	2015	-	-	-	-	-	-	-	-

Other than set out below there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Currently, our officers and/or director is not being compensated for his services during the development stage of our business operations, and have and are not considered to be employees of the Company.

We have not paid any salaries in 2014 and 2015, and we do not anticipate paying any salaries at any time in 2016.  We will not begin paying salaries until we have adequate funds to do so.

The officers and director are reimbursed for any out-of-pocket expenses he may incur on our behalf.  In addition, in the future, we may approve payment of salaries for our officer and director, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officer or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer's responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with our officer and do not intend to enter into any employment contracts until such time as it profitable to do so.  Our officer is not considered to be an employee.

Compensation of Director

Our director has not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended October 31, 2014, there were no other arrangements between us and our director that resulted in our making payments to our director for any services provided to us by them as director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our director, officer and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Michael Paul Jarvie Office 7, Vaynor House 2, Vaynor Road, Milford Haven, Pembrokeshire, UK SA73 2NB Pawel Pawluczuk Office 7, Vaynor House 2, Vaynor Road, Milford Haven, Pembrokeshire, UK SA73 2NB	20,000,000 5,000,000	80% 20%

Common	Director and Officer as a Group (2 individuals)	25,000,000	100%

(1)	The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.
(2)	Each shareholder owns his or her shares directly.
(3)	Based on 25,000,000 shares issued and outstanding as of October 31, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On October 14, 2014, 25,000,000 shares of Lumiox, Inc.'s common stock were issued to Michael Paul Jarvie, the sole officer of the Company, at the price of $0.001 per share (a total of $25,000).
On September 25, 2015, Michael Paul Jarvie sold 5,000,000 shares to Pawel Pawluczuk in private transaction for the sum of $5,000, secured by a promissory note that is due on September 25, 2020, and which carries interest at 5% per annum.

Shareholder loan

From inception of the Company (July 18, 2014) until the audited financial statement date of October 31, 2015, the Company was obligated to our sole officer and director for an unsecured, non-interest bearing demand loan in the amount of $322.

Mr. Jarvie is a founder and therefore may be considered a promoter, as that term is defined in Rule 405 of Regulation C.

Transactions with Related Persons

Our officer and director purchased the following shares:

•	On October 14, 2014, the company issued 25,000,000 shares of common stock to Michael Paul Jarvie at $0.001 per share for $25,000 cash.

•	On September 25, 2015, Michael Paul Jarvie sold 5,000,000 shares to Pawel Pawluczuk in private transaction for the sum of $5,000, secured by a promissory note that is due on September 25, 2020, and which carries interest at 5% per annum.

From inception of the Company (July 18, 2014) through the period ended October 31, 2015, there have been no additional transactions, or any proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest, that would be required to be disclosed herein pursuant to Items 404(a) and 404(d) of Regulation S-K.

Director Independence

As of the date of this Prospectus, we have one director on the board.  Accordingly, the director is not considered to be independent.
MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company's Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.